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                                                                      Exhibit 11

[LOGO OF DECHERT LLP]

[LETTERHEAD OF DECHERT LLP]

October 17, 2003

Board of Directors
Forward Funds, Inc.
433 California Street, 11/th/ Floor
San Francisco, CA, 94104

Re: Forward Funds Inc., on behalf of the Forward Global Emerging Markets Fund and the Forward International Small Companies Fund

Dear Gentlemen:

We have acted as counsel to Forward Funds Inc., a Maryland corporation (the "Company"), and we have a general familiarity with the Company's business operations, practices and procedures. You have asked for our opinion regarding the issuance of shares of beneficial interest by the Company in connection with the acquisition by Forward Global Emerging Markets Fund and Forward International Small Companies Fund, each a series of the Company, of the assets of Pictet Global Emerging Markets Fund and Pictet International Small Companies Fund, each a series of Pictet Funds, a Massachusetts business trust, which were registered on a Form N-14 Registration Statement (the "Registration Statement") filed by the Company on October 17, 2003 with the U.S. Securities and Exchange Commission.

We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Company and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

On the basis of the foregoing, it is our opinion that the shares of beneficial interest of the Company registered under the Securities Act of 1933, as amended, in the Registration Statement, when issued in accordance with the terms described in the Registration Statement and the Agreement and Plan of Reorganization dated October 17, 2003 referenced therein, will be duly and validly issued and outstanding, fully paid and non-assessable by the Company.

Very truly yours,